Exhibit 99.1

Synlogic Enters Research Collaboration with Roche for Development of Novel Therapy to Treat Inflammatory Bowel Disease

Cambridge, Mass. (PR Newswire) June 17, 2021 – Synlogic, Inc. (Nasdaq: SYBX), a clinical stage company bringing the transformative potential of synthetic biology to medicine, announced today that it has entered into a research collaboration agreement with Roche for the discovery of a novel Synthetic Biotic™ medicine for the treatment of inflammatory bowel disease (IBD). Under the terms of the agreement, Synlogic and Roche will collaborate to develop a Synthetic Biotic medicine addressing an undisclosed novel target in IBD.

“Our mission is to develop Synthetic Biotic medicines that benefit patients in meaningful ways,” said David Hava, Ph.D., Synlogic’s Chief Scientific Officer. “We are excited to expand our efforts in inflammation, working to address the unmet needs of patients with inflammatory bowel disease.”

“We are excited to work with Synlogic and explore the potential of a new modality for the treatment of IBD,” said James Sabry, Global Head, Roche Pharma Partnering. “Synlogic and Roche share a commitment to advancing innovative science and delivering transformative medicines to patients living with inflammatory disease.”

At the conclusion of the research period, Roche will have the exclusive option to enter a licensing and collaboration agreement for further development and commercialization of the program.

Learn more about Synlogic’s programs and pipeline by visiting https://www.synlogictx.com/.

About Synlogic

Synlogic™ is bringing the transformative potential of synthetic biology to medicine. With a premiere synthetic biology platform that leverages a reproducible, modular approach to microbial engineering, Synlogic designs Synthetic Biotic medicines that target validated underlying biology to treat disease in new ways. Synlogic’s proprietary pipeline includes Synthetic Biotics for the treatment of metabolic disorders including Phenylketonuria (PKU) and Enteric Hyperoxaluria.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, clinical development plans, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Synlogic may identify forward-looking statements. Examples of forward-looking statements, include, but are not limited to, statements regarding the potential milestone payments pursuant to the research collaboration agreement; the therapeutic and commercial potential of the program; statements regarding the potential of Synlogic’s platform to develop therapeutics to address a wide range of diseases including: cancer, inborn errors of metabolism, and inflammatory and immune disorders; our expectations about sufficiency of our existing cash balance; the future clinical development of Synthetic Biotic medicines; and the approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including: the uncertainties inherent in the clinical and preclinical development process; the ability of Synlogic to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in Synlogic’s filings with the SEC. The forward-looking statements contained in this press release reflect Synlogic’s current views with respect to future events. Synlogic anticipates that subsequent events and developments will cause its views to change. However, while Synlogic may elect to update these forward-looking statements in the future, Synlogic specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Synlogic’s view as of any date subsequent to the date hereof.

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MEDIA CONTACT:	INVESTOR CONTACT:

Christen Baglaneas Synlogic, Inc. Phone: 617-401-9152 Email: christen.baglaneas@synlogictx.com	Daniel Rosan Synlogic, Inc. Phone: 617-401-9152 Email: dan.rosan@synlogictx.com

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